AMENDMENT OF SOLICIATION/MODIFICATION OF CONTRACT

1.      CONTRACT ID CODE

2.      AMENDMENT/MODIFICATION NO.
               S/A 14

3.      EFFECTIVE DATE
               See Block 16C

4.      REQUISITION REQ. NO
               N/A

5.      PROJECT NO. (if applicable)

6.      ISSUED BY                                  CODE     BV2/Y55
               NASA/Johnson Space Center
               Space Shuttle Acquisition Management Office
               Attn:  Christine L. Mack
               Houston, TX 77058

7.      ADMINISTERED BY (if other than Item 6)            CODE

8.      NAME AND ADDRESS OF CONTRACTOR (No, street, county, State, and ZIP Code)
               SPACEHAB, Inc.
               Attn:  Nelda Wilbanks
               1595 Springhill Rd., Suite 360
               Vienna, VA 22182
CODE                                               FACILITY CODE
        9A.    AMENDMENT OF SOLICITATION NO.          9B.    DATED (SEE ITEM 11)

   x   10A.      MODIFIACTION OF CONTRACT/ORDER NO.  10B.   DATED (SEE ITEM 13)
                      NAS9-97199                                        12/18/97

11.     THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICIATIONS
____ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers _____ is extended, _____ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by on the following methods:

(a) By completing  Items 8 and 15, and returning  _____ copies of the amendment;
(b) By acknowledging receipt of this amendment on each copy of the offor submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation of this amendment, and is received prior to the opening hour and date specified.

12.     ACCOUNTING AND APPROPRIATION DATE (if required)
          N/A

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO AS DESCRIBED IN ITEM 14.(x)

        A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT/ORDER NO.
        IN ITEM 10A.

        B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF
        FAR 43.103(b)

X C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO THE AUTHORITY OF: F.3 OPTION TO EXTEND COMPLETION OF WORK

        D.  other (Specify type of modification and authority)

E. IMPORTANT: Contractor ____ is not, __X___ is required to sign this document and return 3 copies to the issuing office.

14.     description   of   amendment/modification   (Organized  by  UCF  section
        headings,   including   solicitation/contract   subject   matter   where
        feasible.)

The purpose of this modification is to: (1) Reduce Milestone 1(e) by $6,000 to $494,999 as consideration for use of the LSLE Mine O-scope and Battery Pack; (2) Exercise option 4 of the contraction in accordance with Article F.3, Option To Extend Completion of Work, with the exception of the date of issuance, type of modification ; (3) Revise Section C, Statement of Work, sections 1.0 Scope, 2.3 Summary of Module Resources, and 3.1 Module Configuration, 3.2.1 Heat Rejection,
3.3 Power, and 5.2 Ground Operations are modified to reference STS-101 and the reduced processing time where required; and (4) Revise the Milestone Schedule for the option mission. Due to the time constraints prior to launch of STS-101, this option is bilaterally exercised in a shorter period than 15 months prior to the launch date. To implement the above action, the following changes are made:

1. Article B.3, Milestone Schedule, Item 1e, is deleted in its entirety and replaced with the following:

"                      Delivery                  Firm-Fixed
Item Number            Services                    Date                 Price

        1e   Delivery of flight-ready SPACEHAB
             single module in accordance with the
             SOW to KSC                               L-1 mo.       $   494,000"

2. Article B.2, Firm-Fixed-Price, (NASA 1852.216-78) (DEC 1988) is deleted in its entirety and replaced with the following:

"B.2    FIRM-FIXED PRICE (NASA 1852.216-78) (DEC 1988)

The total firm-fixed price of this contract is $60,714,000.

                                (End of clause)"

3. Article B.3 entitled, "Milestone Schedule" is modified to add the following milestones established as follows:

"                                                 Delivery          Firm-Fixed
Item Number                  Services               Date              Price
   4        Lease of Logistics Double Module and
            related integration services
            on STS-101 (100% NASA Allocation)
   4a       Preliminary  MRAD,  submit  CIP
            Addendum, Delivery  of Finite Element
            structural models, thermal models,
            and Mission Training Plan              L-8 mo.        $ 5,023,125
   4b       Baseline MRAD, Submittal of Phase
            III Safety Data Packages
            (Flight & Ground)                      L-5 mo.        $ 6,139,375
   4c       All Interface Control Agreements
            (core ICD's, SIA's, PTA's)
            baselined                              L-3 mo.        $ 2,232,500
   4d       Analytical Engineering Analyses
            (Structural, Thermal, EMI/EMC and
            Acoustics) delivered to SSP            L-2 mo.        $ 1,116,250

                                                   Delivery          Firm-Fixed
Item Number         Services                         Date              Price

  4e       Delivery of flight-ready SPACEHAB
           double module in accordance with the
           SOW to KSC                                L-1 mo.       $  1,116,250
  4f       Post-flight destow process complete       R+1 mo.       $  2,232,500

SUBTOTAL STS-TBD                                                   $ 17,860,000

TOTAL PAYMENTS                                                     $ 60,714,000"
                                                                              "
4. Statement of work sections 1.0 Scope is deleted in its entirety and replaced with the following to reference STS-101 where required:

"1.0  SCOPE

From time to time, the National Aeronautics and Space Administration (NASA) offers Space Shuttle flight opportunities in support of research in the fields of materials science/processing, biological research, fluid dynamics, etc. This research requires accommodations in a pressurized habitable volume and interactive flight crew operations. Additionally, outfitting and logistical resupply of the International Space Station (ISS) requires a pressurized habitable volume much greater than that available in the Orbiter middeck to carry the necessary items. To provide flight opportunities for research missions and to support the logistics needs of the ISS, NASA must obtain pressurized habitable modules with integration services from the private sector to augment the present Space Shuttle Orbiter middeck capabilities. Use of unpressurized payload accommodation capability resulting from the installation of pressurized habitable modules is not precluded on any mission.

In order to provide flight opportunities to a complement of research payloads on two missions the Contractor shall provide a SPACEHAB Single Module (SM) payload carrier with end-to-end payload and mission management, and integration and operations services for Space Transportation System (STS) Mission-95 (STS-95), currently scheduled to launch on October 29, 1998. The Contractor shall provide a Research Double Module (RDM) payload carrier with end-to-end payload and mission management, and integration and operations services for the STS-107 mission, currently scheduled to launch in September, 2000.

To support the outfitting of the ISS, the Contractor shall provide a Logistics Double Module (LDM) payload carrier with end-to-end payload and mission management, and integration and operations services for the STS-96 mission, currently scheduled to launch on May 13, 1999; and for the STS-101 mission, currently scheduled to launch on August 5, 1999.

To determine the degree of interest in the research and new technology community in commercial space flight opportunities NASA will allow the Contractor to contract with its commercial, international and external (non-NASA) customers for payload carrying capability (gross payload mass) not required by the Government. No carryover of unused capacity from mission to mission, or contract to contract, shall be allowed.

The following terms are used frequently throughout this Statement Of Work (SOW). The term "payload" corresponds to all research hardware, samples, logistics items and support equipment carried in the SPACEHAB module. Also included as "payload" are research hardware, samples, logistics items and support equipment carried in the Space Shuttle Orbiter crew compartment middeck lockers for which the Contractor has been assigned specific responsibility. "Module" refers to either single or double module configurations (unless explicitly stated) plus the module integration hardware required to effect a complete interface with the Orbiter. The integrated module and payload are referred to as the SPACEHAB `cargo element.'"

5. 2.3 Summary of Module Resources, paragraph (j), is deleted in its entirety and replaced with the following to reference STS-101 information:

"
                        Mass          NASA Allocation     Contractor Allocation
Mission     Config.  Capability       %, (lbm), [kg]         %, (lbm), [kg]
STS-95        SM      4800 lbm       55, (2640), [1197]     45, (2160), [980]
STS-96       LDM      9000 lbm      100, (9000), [4082]              0
STS-101      LDM      9000 lbm      100, (9000), (4082)              0
STS-107      RDM      9000 lbm       82, (7380), [3347]     18, (1620), [735]

The Contractor shall provide and maintain the pressurized SPACEHAB modules for each mission. Depending upon payload requirements and mission manifest opportunity, the SPACEHAB module configuration may be: 1) a Single Module (SM) configuration (as flown on STS-95) with a maximum gross payload mass accommodation capacity of 4800 lb.; 2) a Logistics Double Module (LDM) configuration (as flown on STS-96 and STS-101) with a maximum gross payload mass internal accommodation capability of 9000 lb.; or 3) a Research Double Module
(RDM) configuration (as flown on STS-107) with a maximum gross payload mass internal accommodation capability of 9000 lb. Note that the fully resourced RDM is in development and is not expected to be available for flight before October, 1999.

Active payloads (those requiring extensive ICD and safety packages, module electrical power, crew training, procedures and flight support), either bulkhead or rack mounted, are not precluded on any mission. Active payloads manifested on the STS-95 SM mission and any Research-class mission shall nominally constitute up to 80% of the total net ascent payload mass accommodated in the SPACEHAB module on those missions. Active payload content up to 100% is not precluded on any Research-class mission. Active payloads manifested on STS-96 LDM mission, and any Logistics-class mission, shall nominally constitute up to 20% of the total net ascent payload mass accommodated in the SPACEHAB module on those missions. Net ascent payload mass is the mass of the payloads, including Government Furnished Equipment (GFE) or Contractor-provided support equipment, less integration hardware or stowage accommodation hardware, as delivered to the Contractor for installation for launch.

The following table quantifies the SPACEHAB module resources which shall be available for the payloads defined in the STS-95, STS-96, STS-101 and STS-107 MRAD's. Other special-purpose hardware, software and services are available as non-standard services (see Article H.8 of the contract). Generic module resource capabilities and allocations, (i.e. number of racks and lockers, power and heat rejection, data transmission rate and onboard storage, etc.) will be tailored to the specific payload complement requirements for each mission."

          SPACEHAB Module Resources Available to Payloads

                   SPACEHAB Single      Logistics Double      Research Double
                         Module               Module               Module
                         STS-95            STS-96, -101            STS-107

Gross Payload         4800 [2177]          10,000 [4535]        10,000 [4535]
Capacity (lbm) [kg]   (internal +     (internal + external)(internal + external)
                       external)
Gross Payload         4800 [2177]           9000 [4082]          9000 [4082]
Capability (lbm)[kg]  (internal +           (internal)           (internal)
                       external)
Power - on orbit       (2 SMCH)              (2 SMCH)             (4 SMCH)
DC (Watts)              3150                   3150                 5500
AC (Volt Amperes)        690                    690                 1380

Heat Rejection -        4000                   4000                 5500
on orbit (Watts)

Vacuum Venting      1 Experiment Vent      1 EVV forward        1 EVV forward
                       Valve (EVV)           1 EVV aft            1 EVV aft

Data Downlink         low rate PDI         low rate PDI        - low rate PDI
                    (discrete, analog,   (discrete, analog,        (discrete,
                     serial - 13 kbps     serial - 13 kbps      analog, serial -
                         total)               total)            26 kbps total)
                      - RS-232 via         - RS-232 via       - KuSP Channel 2
                     Serial Converter     Serial Converter      (2Mbps total)
                          Units                Units          - KuSP Channel 3
                                                                (48 Mbps total)
                                                                  - RS-232/422
                                                                    - Ethernet
                                                             - MIL-1553 Data Bus
                                                                    - RAU Serial
                                                                - LOS data
                                                                 record/playback

Video Downlink      Video Switch Unit    Video Switch Unit     VideoSwitch Unit
                    - 8 module inputs    - 8 module inputs     - 8 module inputs
                    - camcorder  power   - camcorder power     - camcorder power
                    - onboard monitors   - onboard monitors   - onboard monitors
                    - output to          - output to          - output to
                      Orbiter CCTV PL      Orbiter CCTV PL      Orbiter CCTV PL
                      input                input                input
                    - selectable         - selectable         - selectable
                      outputs to video     outputs to video     outputs to
                      digitizer            digitizer            video digitizer

Commanding Uplink   - low rate PSP       - low rate PSP        - low rate PSP
                      (2 Kbps max.)        (2 Kbps max.)        (2 Kbps max.)
                                                              -        high rate
                                                                   KuSP fwd link
                                                                      (128 Kbps)

Locker Capability      42 - 62              27 - 61                  27-61

Rack Capability     - 2 SH double or     - 4 SH double or     - 6 SH double or
                       single racks         single racks         single racks
                    - 1 ISPR may sub     - 1 ISPR may sub   -       1 ISPR may
                      for a SPACEHAB        for a forward            sub for a
                      rack via an ISA     SPACEHAB rack via           forward
                                              an ISA              SPACEHAB rack
                                                                     via an ISA

Viewports                0 - 2                0 - 3                0 - 3



NOTE: The number of lockers and racks that can be accommodated on any mission is dependent on locker and rack types and mounting locations and is determined during the mission complement analysis process."

6. Statement of Work Section 3.1, Module Configuration, the first three paragraphs, are deleted in their entirety and replaced with the following to reference STS-101 where required:

"3.1  MODULE CONFIGURATION

The dimensions, mass, volume and other accommodations of the SPACEHAB module described in this section shall be such that they are contained within the Orbiter cargo bay and connect to the Tunnel Adapter or External Airlock hatch opening. The structural/mechanical interface between the SPACEHAB module and the Space Shuttle Orbiter shall consist of four longeron trunnions and one keel trunnion that shall attach to SSP-provided longeron and keel attach fittings. The cargo bay configuration for STS-95 is shown in Figure 2, and for STS-96 and STS-101 in Figure 3. The cargo bay configuration for STS-107 is TBD.

The Contractor shall provide, beginning with the STS-95 mission, a tunnel segment 27.14 inches long which shall interface with a tunnel segment or flex section, and the SPACEHAB module forward bulkhead.

For the STS-95, STS-96 and STS-101 missions the complete structural/mechanical interface between the SPACEHAB SM, the LDM and the Orbiter shall be specified in ICD-A-21095, Shuttle Orbiter/SPACEHAB Cargo Element Interfaces, the SSP A-level Orbiter-to-SPACEHAB Interface Control Document (ICD). For the STS-107 mission the complete structural/mechanical interface between the RDM and the Orbiter shall be specified in ICD-A-TBD, Shuttle Orbiter/SPACEHAB RDM Cargo Element Interfaces."

7. Statement of Work Section 3.2.1, Heat Rejection, is deleted in its entirety to reference STS-101 where required:

"3.2.1  Heat Rejection

The SPACEHAB modules, when integrated into the Orbiter, shall reject heat from subsystems and payloads using module air flow or utilizing a forced air and/or liquid cooling system. The total SPACEHAB Single Module (STS-95) and limited resource LDM (STS-96 and STS-101) cargo element may require up to 6.0 kilowatts of active cooling on orbit and 1,500 watts during prelaunch, ascent, descent and post-landing phases of flight. The RDM (STS-107) cargo element may require up to
8.5 kilowatts of active cooling on orbit and 1.52 kilowatts during prelaunch, ascent, descent and post-landing phases of flight. Heat rejection shall be compatible with Shuttle Orbiter/Cargo Standard Interfaces, ICD-2-19001, and defined in ICD-A-21095 (STS-95/-96/-101) and ICD-A-TBD (STS-107). The Contractor shall perform mission-unique thermal analyses as a part of the SPACEHAB Mission Performance Analyses (DRL Line Item No. 4) which verify that the SPACEHAB module and its manifested payloads can operate during routine mission situations at a cabin temperature between 65 deg. F and 80 deg. F, consistent with the cooling requirements of the payloads."

8. Statement of Work Section 3.3, Power, paragraph one, the first sentence, is deleted in its entirety and replaced with the following to reference STS-101 where required:

"3.3  POWER

The SPACEHAB Single Module (STS-95) and LDM (STS-96 and STS-101), when integrated into the Orbiter, shall be capable of accommodating two (2) Orbiter power feeds to supply up to 3.5 kilowatts of continuous and 6 kilowatts peak DC power during on-orbit (payload bay doors open) operations."

9. Statement of Work Section 5.2 Ground Operations, is deleted in its entirety and replaced with the following to reflect the compressed mission schedule for STS-101 in the last sentence:

"5.2  GROUND OPERATIONS

Because of the potential for unforeseeable launch delays in the Space Shuttle Program launch schedule, changes to projected launch dates are likely to occur and are recognized as being beyond the Contractor's ability to control. The effort required by the Contractor to adjust his ground operations schedules and processes to those in support of SSP ground processing shall be considered to be within the scope of this contract, unless the total contract period of performance is lengthened, or unless SSP schedules do not allow the Contractor at least 45 working days in the SPPF for processing Logistics-class modules between consecutive missions, or 60 days for Research-class modules between consecutive missions. The STS-101 mission is an exception to the 45 day minimum allowable period in the SPPF for processing Logistics modules. Module internal configuration changes were minimized to accelerate the turnaround between the STS-96 and STS-101 missions to not less than 32 non-premium (Monday through Friday, single shift) working days."

15A.  NAME AND TITLE OF SIGNER               16A. NAME AND TITLE OF
(Type or print)                              CONTRACTING OFFICER (Type or print)
Nelda Wilbanks, Contracts Administrator      John E. Trahan, Contracting Officer

15B.  CONTRACTOR/OFFEROR                     16B. UNITED STATES OF AMERICA
/s/ Nelda Wilbanks                                BY: /s/ John E. Trahan

15C.  DATE SIGNED                            16C.  DATE SIGNED
       11/25/98                                    11/30/98